UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2022

HUTTIG BUILDING PRODUCTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14982	43-0334550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 Maryville University Drive, Suite 400

St. Louis, Missouri 63141

(Address of Principal Executive Offices)

(Zip Code)

(314) 216-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HBP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on March 20, 2022, Huttig Building Products, Inc., a Delaware corporation (the “Company”), Woodgrain Inc., an Oregon corporation (“Woodgrain”), and HBP Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Woodgrain (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, on March 28, 2022, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), at a price equal to $10.70 per share, net to each holder in cash, without interest, less any amounts required to be withheld therefrom in accordance with applicable law as provided in the Merger Agreement (the “Offer Price”). The terms and conditions of the Offer were set forth in the Offer to Purchase dated as of March 28, 2022 (as amended or supplemented from time to time, the “Offer to Purchase”) and in the related Form of Letter of Transmittal, included as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO filed by Woodgrain and Merger Sub with the Securities and Exchange Commission (the “SEC”) on March 28, 2022 (as amended or supplemented from time to time, the “Schedule TO”).

The Offer expired at 11:59 p.m., New York City time, on May 2, 2022 (the “Expiration Time”). Computershare Trust Company, N.A., in its capacity as depositary for the Offer, has advised Woodgrain and Merger Sub that, as of the Expiration Time, a total of 19,250,622 shares of Common Stock had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 70.4% of the outstanding shares of Common Stock as of the Expiration Time. The number of shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Tender Condition (as defined in the Merger Agreement) of the Offer. All conditions to the Offer having been satisfied, on May 3, 2022, Merger Sub accepted for payment all shares of Common Stock validly tendered and not validly withdrawn prior to the Expiration Time (the time of such acceptance, the “Acceptance Time”). Woodgrain and Merger Sub are required to make prompt payment of the Offer Price for such shares of Common Stock.

Following the consummation of the Offer, on May 3, 2022, the Company, without a meeting of its stockholders in accordance with Section 251(h) of the Delaware General Corporation Law, completed its merger with Merger Sub (the “Merger”), pursuant to which Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Woodgrain.

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under the Introductory Note is incorporated by reference into this Item 1.01.

On May 3, 2022, Woodgrain entered into a Credit Agreement (the “Credit Agreement”) between, among others, Woodgrain, as borrower, the lenders referred to therein as lender (the “Lenders”), and Wells Fargo Bank, National Association as administrative agent, swingline lender and issuing lender (the “Agent”). Pursuant to a Collateral Agreement and Guaranty Agreement, each dated May 3, 2022 (together, the “Security Agreements”), the Surviving Corporation has agreed to provide collateral support and guarantees for the obligations of Woodgrain under the Credit Agreement. The obligations of Woodgrain under the Credit Agreement are accordingly secured by substantially all of the Surviving Corporation’s assets, other than real estate and subject to certain other exceptions and limitations, as well as by Woodgrain and its other subsidiaries party to each of the Security Agreements.

The Credit Agreement provides for $150.0 million in revolving credit commitments, including letter of credit and swingline availability, and a $350.0 million term loan facility. The proceeds of the term loan facility will be used to finance a portion of the purchase price and expenses owed under the Merger Agreement and for refinancing of certain prior indebtedness, including the repayment of outstanding borrowings under the Credit Agreement dated as of September 29, 2021 among the Company, Huttig, Inc. and JP Morgan Chase Bank, N.A., as administrative agent (the “Prior Huttig Credit Agreement”). The revolving credit commitments will be used for working capital and general corporate purposes of Woodgrain and its subsidiaries, including the Surviving Corporation.

Pursuant to the Credit Agreement, the term loans require quarterly amortization payments commencing on June 30, 2022, and both the term and revolving loans have a maturity date of five years from the date of the Credit Agreement.

The Credit Agreement contains customary affirmative and negative covenants, including among others, covenants limiting the ability of Woodgrain and its subsidiaries to dispose of assets, permit a change in control, merge or consolidate, make acquisitions, incur indebtedness, grant liens, make investments, make certain restricted payments and enter into transactions with affiliates, in each case subject to certain exceptions. Additionally, the Credit Agreement contains financial covenants requiring quarterly compliance with a consolidated total leverage ratio of 3.25 to 1.00 and a consolidated interest coverage ratio of 3.00 to 1.00.

The loans under the Credit Agreement bear interest at a floating rate, determined and adjusted quarterly, based on either adjusted daily simple SOFR, adjusted Term SOFR or the base rate as further described in the Credit Agreement, in each case plus an additional margin determined by a pricing grid based on consolidated total leverage ratio of Woodgrain and its subsidiaries at such time. The applicable margin for the SOFR-based loans ranges from 1.50-2.25% and for base rate loans ranges from 0.50-1.25%. Woodgrain is also required to pay a commitment fee determined by the same pricing grid in an amount of between 0.20%-0.30%.

Woodgrain may prepay the loans, in whole or in part at any time, subject to payment of certain indemnified costs of the Lenders. The Credit Agreement also provides for certain customary mandatory prepayments in connection with the term loans, including upon certain debt issuances, asset dispositions or casualty events and with proceeds of an excess cash flow based test on an annual basis.

Upon an event of default, the Agent, with the consent or at the request of Lenders holding a majority of the total credit exposure at such time, may declare the outstanding obligations payable by Woodgrain to be immediately due and payable and exercise other rights and remedies provided for under the Credit Agreement. The events of default under the Credit Agreement include, among others, payment defaults, covenant defaults, bankruptcy and insolvency defaults, cross-defaults to other material indebtedness, judgment defaults, and defaults related to inaccuracy of representations and warranties. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Credit Agreement at a per annum rate of interest equal to 2.0% above the applicable interest rate.

Item 1.02	Termination of Material Definitive Agreement

The information set forth under the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

On May 3, 2022, all outstanding borrowings under the Prior Huttig Credit Agreement were repaid, and the Prior Huttig Credit Agreement was terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under the Introductory Note is incorporated by reference into this Item 2.01.

The effective time of the Merger (the “Effective Time”) occurred on May 3, 2022. At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than shares of Common Stock owned directly or indirectly by Merger Sub and certain other excluded shares as further described in the Merger Agreement, were automatically converted into the right to receive an amount equal to the Offer Price.

In addition, at the Effective Time, each restricted stock or restricted stock unit award granted by the Company in respect of shares of Common Stock (a “Restricted Stock Award”) that was outstanding as of the Effective Time, whether or not vested, were immediately vested and cancelled by virtue of the Merger, in consideration for the right to receive a cash payment (without interest and less applicable withholding taxes) equal to the product of (i) the number of shares of Common Stock subject to such Restricted Stock Award as of the Effective Time and (ii) the Offer Price.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 21, 2022, and is incorporated herein by reference in its entirety.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On May 3, 2022, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Offer and the Merger had been completed and requested that trading of the Company’s shares on Nasdaq be halted prior to the opening of trading on May 3, 2022 and suspended at the close of trading on May 3, 2022. In addition, on May 3, 2022, the Company requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of the Company’s shares of Common Stock and the preferred stock purchase rights attached thereto (the “Preferred Share Purchase Rights”) from Nasdaq and the deregistration of such shares of Common Stock and Preferred Share Purchase Rights under Section 12(b) under the Exchange Act.

Additionally, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Company’s shares requesting that such shares be deregistered under the Exchange Act and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, holders of shares of Common Stock immediately prior to such time ceased to have any rights as stockholders of the Company, other than their right to receive the Offer Price for each share of Common Stock held as of the Effective Time pursuant to the Merger Agreement.

Further, pursuant to the Second Amendment to the Rights Agreement dated March 20, 2022 (the “Rights Agreement Amendment”), amending the Rights Agreement dated as of May 18, 2016, as amended May 6, 2019, by and between the Company and Computershare Trust Company N.A. as rights agent (as amended, the “Rights Agreement”), in connection with the Offer and the Merger, the Preferred Share Purchase Rights automatically expired immediately prior to the Acceptance Time.

The description of the Rights Agreement Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2022, and is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth under the Introductory Note and under Items 2.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Following consummation of the Offer and the Merger, at the Effective Time, Woodgrain became the sole stockholder of the Surviving Corporation. As a result, a change of control of the Company occurred. Woodgrain funded the acquisition through a combination of existing cash resources and new debt financing, as described in the Offer to Purchase, paying aggregate consideration of $294.2 million.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Directors

As of the Effective Time, in accordance with the Merger Agreement, each member of the board of directors of the Company (the “Board”) ceased to be a member of the Board and all committees of the Board on which such directors served. The members of the Board immediately prior to the Effective Time were Donald Glass, James Hibberd, Gina Hoagland, Patrick Larmon, J. Keith Matheney, Delbert Tanner (Chairman) and Jon Vrabely.

Immediately following the Effective Time, in accordance with the Merger Agreement, Kelly Dame and Darin Holderness, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Surviving Corporation. Biographical and other information with respect to the new directors is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Schedule TO and which information is incorporated herein by reference.

Officers

As of the Effective Time, in accordance with the Merger Agreement, the executive officers of the Company immediately prior to the Merger remained in their respective positions as the executive officers of the Surviving Corporation. Biographical and other information with respect to these executive officers has been previously disclosed in the Company’s proxy statement for its annual meeting of stockholders previously scheduled to be held on May 10, 2022 on Schedule 14A filed by the Company with the SEC on March 30, 2022, which information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, as of the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (as so amended and restated, the “Surviving Corporation Certificate of Incorporation”). The Surviving Corporation Certificate of Incorporation is included as Exhibit 3.1 and is incorporated herein by reference.

In addition, as of the Effective Time, in accordance with the Merger Agreement, the Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (as so amended and restated, the “Surviving Corporation Bylaws”). The Surviving Corporation Bylaws are included as Exhibit 3.2 and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 3, 2022, the Company and Woodgrain issued a joint press release announcing the consummation of the Offer and the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The forgoing information is being furnished pursuant to Item 7.01 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 8.01	Other Events.

The information set forth under the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

The Company’s 2022 annual meeting of stockholders was originally scheduled to be held on May 10, 2022. As a result of the consummation of the Offer and the Merger, the Company has cancelled the 2022 annual meeting of stockholders.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger dated March 20, 2022, among Huttig Building Products, Inc., Woodgrain Inc. and HBP Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 21, 2022).

3.1	Amended and Restated Certificate of Incorporation of Huttig Building Products, Inc.

3.2	Amended and Restated Bylaws of Huttig Building Products, Inc.

4.1	Second Amendment, dated March 20, 2022, to the Rights Agreement dated as of May 18, 2016, as amended May 6, 2019, by and between Huttig Building Products, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 21, 2022).

99.1	Joint Press Release dated May 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: May 3, 2022	/s/ Philip W. Keipp
Philip W. Keipp
Vice President and Chief Financial Officer